UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2015
Date of Report (Date of earliest event reported)

3D TOTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-197477	36-4756901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Danbury Road, Suite 508 Ridgefield, CT	06877
(Address of principal executive offices)	(Zip Code)

_________________________________________

(203) 431-7794
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

Explanatory Note:

This report is being amended to correct a typographical error contained in the original report.

Item 5.02 Departure of Directors or Certain Offi cers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David Hostelley as Chief Financial Officer

On May 1, 2015, David Hostelley resigned as Chief Financial Officer for 3D Total Solutions Inc. (the “Company”). Such resignation was due to personal reasons. Mr. Hostelley did not have any disagreements with the Company, its auditors or counsel.

Appointment of Larry Dobroff as Chief Financial Officer

On May 1, 2015 Larry Dobroff, 58 years old, was named Chief Financial Officer of the Company. On such date, the Company entered into an agreement with Mr. Dobroff for a term of one year, and agreed to pay Mr. Dobroff $1,500 per month during the term of the Agreement, and 250,000 shares of the Company's Common Stock with standard restrictive legend on November 1, 2015 provided Mr. Dobroff remains as the Chief Financial Officer of the Company.

Over the last five years Mr. Dobroff has acted as a consultant and chief financial officer for both publicly traded and privately owned companies in various sectors of the economy including, wholesale buying services, technology and distribution. Mr. Dobroffis a CPA (currently active NYS license) with a BA from Queens College in Accounting and a MBA from Baruch College with a concentration in Taxation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.11	Agreement dated May 1, 2015 between 3D Total Solutions Inc. and Larry Dobroff.	x	8-K	5/05/2015	10.11

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D Total Solutions Inc.

Date: May 11, 2015	/s/ James Endee
Name: James Endee
Title: President